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                                                                    Exhibit 4.20

                               Mafco Holdings Inc.
                               35 East 62nd Street
                            New York, New York 10021

                                                 January 16, 2004

Panavision Inc.
c/o Bobby G. Jenkins
Chief Financial Officer
6219 De Soto Avenue
Woodland Hills, California 91367

Gentlemen:

          Mafco Holdings Inc., a Delaware corporation ("Mafco"), MacAndrews & Forbes Holdings Inc., a Delaware corporation ("Holdings") and a wholly owned subsidiary of Mafco, PX Holding Corporation, a Delaware corporation ("PX Holding" and, together with Mafco and Holdings, the "Mafco Entities") and a wholly owned subsidiary of Holdings, and Panavision Inc., a Delaware corporation ("Panavision"), hereby agree that (i) Panavision will issue to PX Holding, and PX Holding will acquire, 215,274 shares of Series D Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision (the "Series D Preferred Stock"), in exchange for (a) 159,644 shares of Series C Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision (the "Series C Preferred Stock"), on which there is approximately $13,231,082.18 of accrued and unpaid dividends, (b) $23,000,000 in cash (the "Cash Consideration"), (c) the retirement of all amounts due and owing by, and release of all liabilities of, Panavision to Holdings (such amount, as of the date hereof, being $10,180,930.07 (which amount includes principal and accrued and unpaid interest)) under, and the termination of, the Amended and Restated Line of Credit Agreement, dated as of August 13, 2003, between Holdings and Panavision, (d) 33.3 shares of common stock, no par value (the "PANY Shares"), of PANY Rental Inc., a New York corporation ("PANY Rental"), having a fair market value of $700,000, (e) the retirement of all amounts due and owing by, and release of all liabilities of, PANY Rental to PX Holding (such amount, as of the date hereof, being $713,692.87 (which amount includes principal and accrued and unpaid interest)) under, and the termination of, the promissory note originally in the principal amount of $900,000 and currently in the principal amount of $630,779.80, dated as of May 31, 1994 (the "PANY Note"), issued by PANY Rental to Silo Capital Corp. and subsequently acquired by PX Holding, on which there is approximately $82,913.07 of accrued and unpaid interest, and (f) the retirement of all amounts due and owing by, and release of all liabilities of, Panavision to Mafco (such amount, as of the date hereof, being $7,804,479.02 (which amount includes principal and

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accrued and unpaid interest)) under, and the termination of, the promissory note in the principal amount of $6,700,000, dated as of July 1, 2002 (the "Las Palmas Note" and, together with the PANY Note, the "Notes"), issued by Panavision to M
& F Worldwide Corp. and subsequently acquired by Mafco, on which there is approximately $1,104,479.02 of accrued and unpaid interest, and (ii) Panavision will issue to PX Holding, and PX Holding will acquire, 1,381,690 shares of Series E Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share (the "Series E Preferred Stock" and, together with the "Series D Preferred Stock," the "New Preferred Shares"), of Panavision, in exchange for 1,381,690 shares of Series A Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share (the "Series A Preferred Stock" and, together with the Series C Preferred Stock and the PANY Shares, the "Consideration Shares"), of Panavision.

          The Series D Preferred Stock will have the powers, preferences and rights set forth in the Certificate of Designations, Powers, Preferences and Rights (the "Series D Certificate of Designations") attached hereto as Exhibit A and the Series E Preferred Stock will have the powers, preferences and rights set forth in the Certificate of Designations, Powers, Preferences and Rights (the "Series E Certificate of Designations") attached hereto as Exhibit B. The New Preferred Shares shall be Registrable Securities for the purposes of the Registration Rights Agreement, dated as of December 3, 2002, between Panavision and PX Holding.

          The parties hereto agree that the transactions contemplated by this letter agreement (this "Letter Agreement") are conditioned upon the closing of the transactions contemplated by the Purchase Agreement, dated as of January 16, 2004, by and among Panavision, the guarantors named therein, Canyon Capital Advisors LLC and the other purchasers named therein.

          In connection with the transactions contemplated by this Letter Agreement (this "Letter Agreement"), the Mafco Entities represent and warrant that:

     1. Each of the Mafco Entities is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

     2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by the Mafco Entities will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of any of the Mafco Entities, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which any of the Mafco Entities is a party or by which any of the Mafco Entities or any of its property is bound or to which it is subject;

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     3.   Each of the Mafco Entities has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by each of the Mafco Entities of this Letter Agreement has been duly authorized;

     4. This Letter Agreement has been duly and validly executed and delivered by each of the Mafco Entities and constitutes the legal, valid and binding obligation of each of the Mafco Entities, enforceable against each of the Mafco Entities in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     5. The transfer of the Consideration Shares will effectively vest in Panavision good, valid and marketable title to the Consideration Shares, free and clear of all Encumbrances whatsoever, except for restrictions on transfer imposed by the Securities Act of 1933, as amended (the "Securities Act"), or state securities laws. As used in this Letter Agreement, the term "Encumbrances" means any and all liens, charges, security interests, options, claims, mortgages, pledges, or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

          In connection with the transactions contemplated by this Letter Agreement, Panavision represents and warrants that:

     1. Panavision is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

     2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated (including, but not limited to the issuance and sale of the New Preferred Shares) or compliance with the terms and conditions hereof by Panavision will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of Panavision, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which Panavision is a party or by which Panavision or any of its property is bound or to which it is subject;

     3. Panavision has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter

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          Agreement and the execution, delivery and performance by Panavision of this Letter Agreement has been duly authorized;

     4. This Letter Agreement has been duly and validly executed and delivered by Panavision and constitutes the legal, valid and binding obligation of Panavision, enforceable against Panavision in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

     5. The New Preferred Shares being issued pursuant to this Letter Agreement have been duly authorized by all necessary corporate action on the part of Panavision, and the New Preferred Shares being issued pursuant to this Letter Agreement will be validly issued, fully paid and nonassessable, will have the powers, preferences and rights set forth in the Series D Certificate of Designations and the Series E Certificate of Designations, as applicable, will be free and clear of all Encumbrances whatsoever, except for restrictions on transfer imposed by the Securities Act or state securities laws, and the issuance of such shares is not subject to preemptive or subscription rights of any stockholder of Panavision.

          Upon (i) the delivery of the Consideration Shares and the Cash Consideration and (ii) the retirement of all amounts due and owing by, and release of all liabilities of, Panavision under, and the termination of, the (a) Credit Agreement and (b) each of the Notes, in exchange for the New Preferred Shares, each of the Mafco Entities and Panavision shall execute and deliver a cross receipt in the form attached hereto as Exhibit C.

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          If you are in agreement with the foregoing, please so indicate by signing the enclosed duplicate copy of this Letter Agreement.

                                       MAFCO HOLDINGS INC.


                                       By: /s/ Barry F. Schwartz
                                           -------------------------------------
                                       Name: Barry F. Schwartz
                                       Title: Executive Vice President & General
                                              Counsel


                                       MACANDREWS & FORBES
                                       HOLDINGS INC.


                                       By: /s/ Barry F. Schwartz
                                           -------------------------------------
                                       Name: Barry F. Schwartz
                                       Title: Executive Vice President & General
                                              Counsel


                                       PX HOLDING CORPORATION


                                       By: /s/ Todd J. Slotkin
                                           -------------------------------------
                                       Name: Todd J. Slotkin
                                       Title: Executive Vice President & Chief
                                              Financial Officer


ACCEPTED AND AGREED TO:

PANAVISION INC.


By: /s/ Bobby Jenkins
    -----------------------------
Name: Bobby Jenkins
Title: Executive Vice President &
       Chief Financial Officer

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                                                                       EXHIBIT A

                                   See Exhibit

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                                                                       EXHIBIT B

                                (Attached hereto)

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                                                                       EXHIBIT C

                                  CROSS RECEIPT

     Reference is made to that certain Letter Agreement (the "Letter Agreement"), dated as of January 16, 2004, between Mafco Holdings Inc., a Delaware corporation ("Mafco"), MacAndrews & Forbes Holdings Inc., a Delaware corporation ("Holdings") and a wholly owned subsidiary of Mafco, PX Holding Corporation, a Delaware corporation ("PX Holding" and, together with Mafco and Holdings, the "Mafco Entities") and a wholly owned subsidiary of Holdings, and Panavision Inc., a Delaware corporation ("Panavision").

     Panavision hereby acknowledges (i) delivery of (a) 159,644 shares of Series C Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision, on which there is approximately $13,231,082.18 of accrued and unpaid dividends, (b) 1,381,690 shares of Series A Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share, of Panavision, (c) $23,000,000 in cash, (d) 33.3 shares of common stock, no par value, of PANY Rental Inc., a New York corporation ("PANY Rental"), having a fair market value of $700,000, (ii) the retirement of all amounts due and owing by, and release of all liabilities of, Panavision under, and the termination of, (a) the Amended and Restated Line of Credit Agreement, dated as of August 13, 2003, between Holdings and Panavision and (b) the promissory note in the principal amount of $6,700,000, dated as of July 1, 2002, issued by Panavision to M & F Worldwide Corp. and subsequently acquired by Mafco, on which there is approximately $1,104,479.02 of accrued and unpaid interest, and (iii) the retirement of all amounts due and owing by, and release of all liabilities of, PANY Rental under, and the termination of, the promissory note originally in the principal amount of $900,000 and currently in the principal amount of $630,779.80, dated as of May 31, 1994, issued by PANY Rental to Silo Capital Corp. and subsequently acquired by PX Holding, on which there is approximately $82,913.07 of accrued and unpaid interest.

                                       PANAVISION INC.


                                       By: /s/ Eric W. Golden
                                           -------------------------------------
                                       Name: Eric W. Golden
                                       Title: Executive Vice President & General
                                              Counsel

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     The Mafco Entities hereby acknowledge delivery of (i) 215,274 shares of
Series D Cumulative Pay-In-Kind Preferred Stock, par value $.01 per share, of Panavision, and (ii) 1,381,690 shares of Series E Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share, of Panavision, in satisfaction of Panavision's obligations under the Letter Agreement.


                                       MAFCO HOLDINGS INC.


                                       By:
                                           -----------------------
                                       Name:
                                       Title:


                                       MACANDREWS & FORBES
                                       HOLDINGS INC.


                                       By:
                                           -----------------------
                                       Name:
                                       Title:


                                       PX HOLDING CORPORATION


                                       By:
                                           -----------------------
                                       Name:
                                       Title: